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                                                                     EXHIBIT 5.1


                        [DEWEY BALLANTINE LLP LETTERHEAD]


                                                                   June 28, 2006


To the Addressees listed
on Schedule I hereto

       Re:  Ford Credit Floorplan Master Owner Trust A,
            Series 2006-3 Floating Rate Asset Backed Notes -- Corporate Opinion

Ladies and Gentlemen:

         We have acted as special counsel to Ford Credit Floorplan Corporation, a Delaware corporation ("FCF Corp."), and Ford Credit Floorplan LLC, a Delaware limited liability company ("FCF LLC" and, together with FCF Corp., the "Transferors"), in connection with the issuance by Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust (the "Issuer"), of its Series 2006-3 Floating Rate Asset Backed Notes (the "Series 2006-3 Notes"). The Series 2006-3 Notes are being issued pursuant to the Indenture, dated as of August 1, 2001 (the "Indenture"), between JPMorgan Chase Bank, N.A. (f/k/a The Chase Manhattan
Bank), as indenture trustee (the "Indenture Trustee"), and the Issuer, as supplemented by the Series 2006-3 Indenture Supplement, dated as of June 1, 2006 (the "Series 2006-3 Indenture Supplement"), between the Indenture Trustee and the Issuer. Capitalized terms not otherwise defined herein are used as defined in the Indenture and the Series 2006-3 Indenture Supplement.

         In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (a)      the Indenture;

         (b)      the Series 2006-3 Indenture Supplement;

         (c)      a specimen of the Series 2006-3 Notes;

         (d) the Amended and Restated Trust Agreement relating to the Issuer, dated as of August 1, 2001 (the "Trust Agreement"), among FCF Corp, FCF LLC, The Bank of New York, as owner trustee (the "Owner Trustee"), and The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee");

         (e) the Amended and Restated Sale and Assignment Agreement, dated as of June 1, 2001 (the "Sale and Assignment Agreement"), between Ford Motor Company ("Ford"), as seller, and Ford Motor Credit Company ("Ford Credit"), as purchaser;




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To the addressees listed
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June 28, 2006;
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         (f)      the Second Amended and Restated Receivables Purchase
                  Agreement, dated as of September 1, 2005 (the "FCF Corp. Receivables Purchase Agreement"), between Ford Credit, as seller, and FCF Corp., as buyer;

         (g) the Second Amended and Restated Receivables Purchase Agreement, dated as of September 1, 2005 (the "FCF LLC Receivables Purchase Agreement" and, together with the FCF Corp. Receivables Purchase Agreement, the "Receivables Purchase Agreements"), between Ford Credit, as seller, and FCF LLC, as buyer;

         (h) the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 1, 2005, among FCF Corp., as transferor, the Issuer and Ford Credit, as servicer, and Amendment No. 1 thereto, dated as of November 1, 2005 (together, the "FCF Corp. Transfer and Servicing Agreement");

         (i) the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 1, 2005, among FCF LLC, as transferor, the Issuer and Ford Credit, as servicer, and Amendment No. 1 thereto, dated as of November 1, 2005 (together, the "FCF LLC Transfer and Servicing Agreement" and, together with the FCF Corp. Transfer and Servicing Agreement, the "Transfer and Servicing Agreements");

         (j) the Amended and Restated Administration Agreement, dated as of December 19, 2002 (the "Administration Agreement"), among the Issuer, the Indenture Trustee and Ford Credit, as administrator;

         (k) the Participation Certificate issued by Ford Credit Floorplan Master Owner Trust B ("MOTB") to the Issuer on December 19, 2002 and the Additional Provisions Annex thereto, dated as of November 1, 2005 (together the "Participation Certificate");

         (l) the Indemnification Agreement, dated June 21, 2006 (the "Indemnification Agreement"), among ABN AMRO Incorporated ("ABN AMRO"), Deutsche Bank Securities Inc. ("Deutsche") and Lehman Brothers Inc. ("Lehman") (each acting on behalf of itself and as representative of the underwriters, in which representative capacity ABN AMRO, Deutsche and Lehman are together referred to herein as the "Representatives") and Ford Credit;

         (m) the Underwriting Agreement, dated June 21, 2006 (the "Underwriting Agreement"), among the Transferors and the Representatives; and

         (n) (1) the Prospectus, dated June 2, 2006 (the "Prospectus"); (2) the Prospectus Supplement, dated June 21, 2006 (the "Prospectus Supplement"); (3) the Preliminary Prospectus Supplement, dated June 16, 2006 (the "Preliminary Prospectus Supplement"); and (4) the "Registration Statement" on Form S-3 (No.


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To the addressees listed
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June 28, 2006;
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                  333-132560/333-132560-01), including the exhibits thereto, all documents incorporated by reference therein pursuant to Item
                  12 of Form S-3 and any post-effective amendment filed and declared effective prior to the date of issuance of the Notes.

         The documents listed in clauses (a) through (m) are collectively referred to as the "Transaction Documents".

         In connection with this opinion, we have examined (i) the Transaction Documents, (ii) the organizational documents of Ford, Ford Credit, FCF Corp and FCF LLC, and (iii) originals or copies, certified or otherwise identified to our satisfaction, of all such other records of Ford, Ford Credit, FCF Corp and FCF LLC and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also considered such questions of law for the purpose of rendering this opinion as we have deemed necessary.

         In rendering the opinions expressed below, we have assumed (a) that each of the parties to the Transaction Documents is duly organized, validly existing and in good standing under the laws of all jurisdictions where it is required to be so qualified and has full power and authority and has received all consents (and such consents remain in full force and effect) necessary to execute, deliver and perform under such documents and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, (b) the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto and the due authentication of the Series 2006-3 Notes by or on behalf of the Issuer and the Indenture Trustee, (c) that the Transaction Documents constitute the legal, valid and binding agreement of each party thereto, other than Ford, Ford Credit, FCF Corp, FCF LLC and the Issuer, enforceable in accordance with their respective terms,
(d) that each party to the Transaction Documents has performed, and will perform, all of its obligations under the Transaction Documents in accordance with the terms thereof, (e) the authenticity of all documents submitted to us as originals, (f) the conformity to the original documents of all documents submitted to us as copies, and (g) the genuineness of all signatures on all documents submitted to us.

         With respect to the foregoing matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to the Issuer, we have relied, with your consent and without independent investigation, on the opinions of Richards, Layton & Finger P.A., Delaware counsel to the Issuer and the Delaware Trustee (the "RLF Opinions") and Emmet, Marvin and Martin, LLP, counsel to The Bank of New York, as Owner Trustee (the "EMM Opinion"), each addressed to you and dated the date hereof. With respect to the foregoing matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to the Ford, we have relied, with your consent and without independent investigation, on the opinion of Peter
J. Sherry, Jr., Associate General Counsel and Secretary of Ford (the "Sherry Opinion"), addressed to you and dated the date hereof. With respect to the foregoing matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to Ford Credit, FCF LLC or FCF Corp, we have relied, with your consent and without



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To the addressees listed
   on Schedule I hereto;
June 28, 2006;
Page 4

independent investigation, on the opinion of Joseph P. Topolski, Assistant Secretary of, and counsel to, Ford Credit, FCF Corp and FCF LLC (the "Topolski Opinion"), addressed to you and dated the date hereof. To the extent that the opinions set forth herein rely upon the RLF Opinions, the EMM Opinion, the Sherry Opinion or the Topolski Opinion, the opinions set forth herein are subject to any limitations, qualifications, assumptions and exceptions specified in such opinions.

         Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

         1. Each of the Transaction Documents to which Ford is a party has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding agreement of, Ford, enforceable against Ford in accordance with its terms.

         2. Each of the Transaction Documents to which Ford Credit is a party has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding agreement of, Ford Credit, enforceable against Ford Credit in accordance with its terms.

         3. Each of the Transaction Documents to which FCF Corp. is a party has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding agreement of, FCF Corp., enforceable against FCF Corp. in accordance with its terms.

         4. Each of the Transaction Documents to which FCF LLC is a party has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding agreement of, FCF LLC, enforceable against FCF LLC in accordance with its terms.

         5. Each of the Transaction Documents to which the Issuer is a party has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding agreement of, the Issuer, enforceable against the Issuer in accordance with its terms.

         6. The Series 2006-3 Notes have been duly authorized by the Issuer and, when duly executed and delivered by the Owner Trustee on behalf of the Issuer, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture.

         7. The Issuer is not required to be registered under the Investment Company Act of 1940, as amended.



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To the addressees listed
   on Schedule I hereto;
June 28, 2006;
Page 5

         8. The Registration Statement and any amendments thereto have become effective under the Securities Act; and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

         9. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         10. The statements contained in the Prospectus, the Prospectus Supplement and the Preliminary Prospectus Supplement under the heading "Description of the Notes," insofar as they constitute summaries of the provisions of the Notes, fairly summarize such provisions in all material respects.

         11. The statements contained in the Prospectus, the Prospectus Supplement and the Preliminary Prospectus Supplement under the heading "ERISA Considerations," to the extent they constitute matters of federal law, provide fair and accurate summaries of such law.

         Furthermore, we have rendered legal advice and assistance to Ford, Ford Credit, the Transferors and the Issuer relating to the sale and issuance of the Series 2006-3 Notes. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of Ford, Ford Credit, the Transferors and the Issuer. We also participated with Ford, Ford Credit, the Transferors and the Issuer in conferences with the Representatives and counsel to the Underwriters during which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement and related matters were discussed and examined the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement. While we have not independently verified the accuracy, completeness or fairness of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, on the basis of the foregoing we hereby confirm that each of the Registration Statement, as of its effective date, and each of the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, each as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act of 1933 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (except that we do not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement). Furthermore, no facts have come to our attention to cause us to believe that the Time of Sale Information (as such term is defined in the Underwriting Agreement), considered as a whole, as of the Time of Sale (as such term is defined in the Underwriting Agreement), considered together with the statements in the Prospectus Supplement with respect to items dependent upon the pricing terms and delivery date of the Series 2006-3 Notes, contained an untrue statement of a material fact or omitted to state



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To the addressees listed
   on Schedule I hereto;
June 28, 2006;
Page 6

any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Preliminary Prospectus Supplement, the Prospectus Supplement or the Prospectus, in each case as last amended or supplemented, as of their respective dates and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we do not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).

         Our opinions expressed herein are subject to the following qualifications and limitations:

                  (a) the enforceability of the Transaction Documents may be limited to the extent that any section thereof relates to the submission to the subject matter jurisdiction of, or the waiver of venue or inconvenient forum objections as they relate to, the United States District Court for the Southern District of New York or the New York State courts;

                  (b) the enforceability of the Transaction Documents may be limited to the extent that any section thereof relates to rights of indemnification or contribution;

                  (c) the enforceability of the Transaction Documents referred to in paragraphs 1 through 6 above may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights generally and to general equity principles; and we express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters under federal or state securities laws; and

                  (d) we express no opinion herein as to the creation, attachment, perfection or priority of any security interests which are purported to be created under the Indenture or the Series 2006-3 Indenture Supplement.

         We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the law of the State of New York, the general corporate law of the State of Delaware and the federal law of the United States of America.

         This opinion is being furnished only to the addressees hereof and is solely for your benefit in connection with the transactions contemplated by the Transaction Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person without our prior written consent.


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To the addressees listed
   on Schedule I hereto;
June 28, 2006;
Page 7



         Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein, or to inform of any subsequent developments, after the date hereof.

                                             Very truly yours,

                                             /s/ Dewey Ballantine LLP


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                                                                      SCHEDULE I


Ford Motor Company                                    ABN AMRO Incorporated
One American Road                                     55 East 52nd Street
Dearborn, Michigan 48126                              New York, New York 10055

Ford Motor Credit Company                             Deutsche Bank Securities Inc.
One American Road                                     60 Wall Street, 19th Floor
Dearborn, Michigan 48126                              New York, New York  10005

Ford Credit Floorplan Corporation                     Lehman Brothers Inc.
One American Road                                     745 Seventh Avenue, 7th Floor
Dearborn, Michigan 48126                              New York, New York 10019

Ford Credit Floorplan LLC                             Bear, Stearns & Co. Inc.
One American Road                                     383 Madison Avenue
Dearborn, Michigan 48126                              New York, New York  10179

Ford Credit Floorplan Master Owner Trust A            BNP Paribas Securities Corp.
c/o The Bank of New York, as Owner Trustee            787 Seventh Avenue, 8th Floor
101 Barclay Street                                    New York, New York 10019
New York, New York 10286
                                                      Calyon Securities (USA) Inc.
Ford Credit Floorplan Master Owner Trust B            1301 Avenue of the Americas
c/o The Bank of New York, as Owner Trustee            New York, New York 10019
101 Barclay Street
New York, New York 10286                              Greenwich Capital Markets, Inc.
                                                      600 Steamboat Road
The Bank of New York, as Owner Trustee                Greenwich, Connecticut 06830
101 Barclay Street
New York, New York 10286                              UBS Securities LLC
                                                      1285 Avenue of the Americas
The Bank of New York (Delaware),                      New York, NY  10019
   as Delaware Trustee
502 White Clay Center, Route 273                      Standard & Poor's Ratings Services, a division
Newark, Delaware 19711                                  of The McGraw-Hill Companies, Inc.
                                                      55 Water Street
JPMorgan Chase Bank, N.A.,                            New York, New York 10004
   as Indenture Trustee
4 New York Plaza, 6th Floor                           Moody's Investors Service, Inc.
New York, New York  10004                             99 Church Street
                                                      New York, New York 10007

                                                      Fitch, Inc.
                                                      One State Street Plaza
                                                      New York, New York 10004